News Release
Republic First Bancorp, Inc.
July 28, 2015

REPUBLIC FIRST BANCORP, INC. REPORTS ASSET GROWTH OF 19%
DEPOSITS INCREASE BY 22%

Philadelphia, PA, July 28, 2015 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic Bank, today announced its financial results for the three month period ended June 30, 2015.

	Three Months Ended

($ in millions, except per share data)	06/30/15	06/30/14	% Change

Assets	$1,272.4	$1,065.1	19%
Loans	822.9	718.9	14%
Deposits	1,129.8	924.7	22%
Total Revenue	$11.6	$10.8	8%
Net Income	0.5	0.5	(1%)
Net Income per Share	$0.014	$0.015	(7%)

“Our balance sheet growth continues to be extraordinarily positive, which underscores the strength of our expansion strategy,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “With the recent openings of our newest stores in Marlton and Berlin, NJ, we continue to find that our strong commitment to outstanding service is resonating with a growing Customer base that desires a personal touch when it comes to banking.”

The Company is in the midst of an aggressive expansion plan referred to as “The Power of Red is Back” with the goal of increasing its store footprint while providing legendary customer service. “We are seeing a tremendous response to the unrivaled convenience and service that each and every one of our stores has to offer,” added Madonna. “As evidenced by the significant increase in total assets, loans and deposits, Republic Bank is poised for continued success in the Philadelphia and South Jersey regions.”

Highlights for the Period Ended June 30, 2015

•
Republic opened its 16th and 17th stores in Marlton and Berlin, NJ which were received with great acceptance by the many Fans that have come to open new accounts. The Company currently has six additional sites in various stages of construction and development for future store locations.

•
New stores opened within the last 2 years are currently growing deposits at an average rate of $46 million per year.  While the average deposit growth for all stores over the last twelve months was $14 million per store.

•	Total deposits increased by $205 million, or 22%, to $1.1 billion as of June 30, 2015 compared to $925 million as of June 30, 2014.

•	Non-interest bearing demand deposits increased by 21% to $242 million as of June 30, 2015 compared to $200 million as of June 30, 2014.

•	Total assets increased by $207 million, or 19%, to $1.3 billion as of June 30, 2015 compared to $1.1 billion as of June 30, 2014.

•	Total loans grew $104 million, or 14%, to $823 million as of June 30, 2015 compared to $719 million at June 30, 2014.

•
SBA lending continued to be a focal point of the Company’s lending strategy. More than $12 million in new SBA loans were originated during the three month period ended June 30, 2015. Our team is currently ranked as the #1 SBA lender in the tri-state market of New Jersey, Pennsylvania and Delaware based on the dollar volume of loan originations.

•	Shareholders’ equity increased by 2% to $113 million as of June 30, 2015 compared to $111 million as of June 30, 2014.

•	The Company’s Total Risk-Based Capital ratio was 13.88% and Tier I Leverage Ratio was 10.62% at June 30, 2015.

•	Tangible book value per share was $3.00 as of June 30, 2015. This amount excludes approximately $0.38 per share attributable to the deferred tax asset valuation allowance.

Income Statement

The major components of the income statement are as follows (dollars in thousands, except per share data):

	Three Months Ended			Six Months Ended
	06/30/15	06/30/14	% Change	06/30/15	06/30/14	% Change

Total Revenue	$11,631	$10,773	8%	$22,675	$21,302	6%
Provision for Loan Losses	-	300	(100%)	-	300	(100%)
Non-interest Expenses	11,103	9,957	12%	21,621	19,772	9%
Net Income	533	537	(1%)	1,061	1,292	(18%)
Net Income per Share	$0.014	$0.015	(7%)	$0.028	$0.042	(33%)

The Company reported net income of $533 thousand, or $0.01 per share, for the three month period ended June 30, 2015, compared to net income of $537 thousand, or $0.02 per share, for the three month period ended June 30, 2014.  Net income for the six month period ended June 30, 2015 was $1.1 million, or $0.03 per share, compared to net income of $1.3 million, or $0.04 per share, for the six months ended June 30, 2014.

Net interest income increased by $1.1 million, or 13%, to $9.6 million for the three month period ended June 30, 2015 compared to $8.5 million for the three month period ended June 30, 2014.  This increase was driven by strong growth in interest-earning assets over the last twelve months.

Non-interest expenses increased by $1.1 million to $11.1 million during the three month period ended June 30, 2015 compared to $10.0 million during the three months ended June 30, 2014. This increase was primarily driven by higher salaries, employee benefits, occupancy and equipment expenses associated with the addition of new stores related to the Company’s expansion strategy over the last twelve months.

Balance Sheet

The major components of the balance sheet are as follows (dollars in thousands):

Description	06/30/15	06/30/14	% Change	03/31/15	% Change

Total assets	$1,272,418	$1,065,134	19%	$1,263,983	1%
Total loans (net)	814,477	706,806	15%	777,857	5%
Total deposits	1,129,797	924,684	22%	1,121,397	1%
Total core deposits	1,119,809	914,451	22%	1,111,409	1%

Total assets increased by $207.3 million, or 19%, as of June 30, 2015 when compared to June 30, 2014.  Deposits grew by $205.1 million to $1.1 billion as of June 30, 2015 compared to $924.7 million as of June 30, 2014. The number of deposit accounts has grown by 30% during the past twelve months. The strong growth in assets, loans and deposits has been driven by the Company’s successful execution of its aggressive growth strategy referred to as “The Power of Red is Back.”

Core Deposits

Core deposits by type of account are as follows (dollars in thousands):

Description	06/30/15	06/30/14	% Change	03/31/15	% Change	2nd Qtr 2015 Cost of Funds

Demand noninterest-bearing	$241,550	$199,553	21%	$237,307	2%	0.00%
Demand interest-bearing	327,342	212,710	54%	310,595	5%	0.41%
Money market and savings	488,873	431,612	13%	498,862	(2%)	0.41%
Certificates of deposit	62,044	70,576	(12%)	64,645	(4%)	0.79%
Total core deposits	$1,119,809	$914,451	22%	$1,111,409	1%	0.35%

Core deposits increased to $1.1 billion at June 30, 2015 compared to $914.5 million at June 30, 2014 as the Company moves forward with its expansion strategy to increase the number of brick and mortar stores which drives the gathering of low-cost core deposits. The Company recognized strong growth in demand, money market and savings account balances on a year to year basis.

Lending

Loans by type are as follows (dollars in thousands):

Description	06/30/15	% of Total	06/30/14	% of Total	03/31/15	% of Total

Commercial real estate	$371,051	45%	$353,458	49%	$364,397	46%
Construction and land development	34,947	4%	31,224	5%	35,238	5%
Commercial and industrial	166,912	20%	127,818	18%	159,819	20%
Owner occupied real estate	202,467	25%	167,130	23%	188,783	24%
Consumer and other	47,475	6%	37,255	5%	40,468	5%
Residential mortgage	401	0%	2,330	0%	405	0%
Deferred fees	(378)		(346)		(309)
Gross loans	$822,875	100%	$718,869	100%	$788,801	100%

Gross loans increased by $104.0 million, or 14%, to $822.9 million at June 30, 2015 compared to $718.9 million at June 30, 2014 as a result of an increase in quality loan demand over the last twelve months and continued success with its relationship banking model.  The Company experienced strong growth in almost every loan category.

Asset Quality

The Company’s non-performing asset balances and asset quality ratios are highlighted below:

	Three Months Ended
	06/30/15	03/31/15	06/30/14

Non-performing assets / total assets	2.31%	2.28%	2.87%
Quarterly net loan charge-offs / average loans	1.26%	0.31%	0.11%
Allowance for loan losses / gross loans	1.02%	1.39%	1.68%
Allowance for loan losses / non-performing loans	52%	44%	45%
Non-performing assets / capital and reserves	24%	23%	25%

Non-performing assets decreased by $1.2 million to $29.4 million, or 2.31% of total assets, at June 30, 2015, compared to $30.6 million, or 2.87% of total assets, as of June 30, 2014.  Loan charge-offs in the second quarter of 2015 were $2.5 million, or 1.26% of average loans outstanding compared to $0.2 million or 0.11% of average loans during the second quarter of 2014.  This increase was driven by a charge-off associated with one commercial loan which was transferred to other real estate owned during the second quarter of 2015.  A loan loss provision for this loan had been recorded in a prior period.

Capital

The Company’s capital ratios at June 30, 2015 were as follows:

	Actual June 30, 2015	Regulatory Guidelines “Well Capitalized”

Leverage Ratio	10.62%	5.00%
Common Equity Ratio	10.95%	6.50%
Tier 1 Risk Based Capital	13.06%	8.00%
Total Risk Based Capital	13.88%	10.00%
Tangible Common Equity	8.92%	n/a

Total shareholders’ equity increased to $113.4 million at June 30, 2015 compared to $111.4 million at June 30, 2014.  Tangible book value per share increased to $3.00 at June 30, 2015 compared to $2.95 per share at June 30, 2014.

About Republic Bank

Republic Bank, a subsidiary of Republic First Bancorp, Inc., is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its seventeen stores located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Haddonfield, Cherry Hill, Voorhees, Glassboro, Marlton and Berlin, New Jersey.  Republic Bank stores are open 7 days a week, 361 days a year, with extended lobby and drive-thru hours providing customers with the most convenient hours compared to any bank in its market.  The Bank also offers free checking, free coin counting, ATM/Debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.  For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements.  For example, risks and uncertainties can arise with changes in: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the adequacy of our allowance for loan losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans, and to our primary service area; changes in interest rates; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.  You should carefully review the risk factors described in the Form 10-K for the year ended December 31, 2014 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:
Republic First Bancorp, Inc.

Contact:
Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	June 30,
(dollars in thousands, except per share amounts)	2015	2015	2014

ASSETS
Cash and due from banks	$16,377	$25,316	$17,070
Interest-bearing deposits and federal funds sold	64,793	137,212	66,050
Total cash and cash equivalents	81,170	162,528	83,120

Securities - Available for sale	176,142	187,024	219,634
Securities - Held to maturity	119,338	66,742	21
Restricted stock	1,179	1,157	1,725
Total investment securities	296,659	254,923	221,380

Loans held for sale	3,464	4,955	491

Loans receivable	822,875	788,801	718,869
Allowance for loan losses	(8,398)	(10,944)	(12,063)
Net loans	814,477	777,857	706,806

Premises and equipment	40,961	36,573	29,041
Other real estate owned	13,162	3,827	3,637
Other assets	22,525	23,320	20,659

Total Assets	$1,272,418	$1,263,983	$1,065,134

LIABILITIES
Non-interest bearing deposits	$241,550	$237,307	$199,553
Interest bearing deposits	888,247	884,090	725,131
Total deposits	1,129,797	1,121,397	924,684

Subordinated debt	22,476	22,476	22,476
Other liabilities	6,706	6,210	6,551

Total Liabilities	1,158,979	1,150,083	953,711

SHAREHOLDERS' EQUITY
Common stock - $0.01 par value	383	383	383
Additional paid-in capital	152,513	152,352	152,131
Accumulated deficit	(34,205)	(34,738)	(36,416)
Treasury stock at cost	(3,725)	(3,725)	(3,099)
Stock held by deferred compensation plan	(183)	(183)	(809)
Accumulated other comprehensive income (loss)	(1,344)	(189)	(767)

Total Shareholders' Equity	113,439	113,900	111,423

Total Liabilities and Shareholders' Equity	$1,272,418	$1,263,983	$1,065,134

Republic First Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(in thousands, except per share amounts)	2015	2015	2014	2015	2014

INTEREST INCOME
Interest and fees on loans	$9,270	$9,077	$8,310	$18,347	$16,633
Interest and dividends on investment securities	1,543	1,607	1,271	3,150	2,591
Interest on other interest earning assets	86	77	50	163	62
Total interest income	10,899	10,761	9,631	21,660	19,286

INTEREST EXPENSE
Interest on deposits	1,012	1,018	870	2,030	1,650
Interest on borrowed funds	278	276	277	554	553
Total interest expense	1,290	1,294	1,147	2,584	2,203

Net interest income	9,609	9,467	8,484	19,076	17,083
Provision for loan losses	-	-	300	-	300

Net interest income after provision for loan losses	9,609	9,467	8,184	19,076	16,783

NON-INTEREST INCOME
Service fees on deposit accounts	398	363	287	761	580
Gain on sale of SBA loans	1,222	578	1,046	1,800	2,200
Gain on sale of investment securities	9	-	458	9	458
Other non-interest income	393	636	498	1,029	981
Total non-interest income	2,022	1,577	2,289	3,599	4,219

NON-INTEREST EXPENSE
Salaries and employee benefits	5,715	5,222	4,828	10,937	9,868
Occupancy and equipment	1,951	1,888	1,598	3,839	3,134
Legal and professional fees	690	564	872	1,254	1,529
Foreclosed real estate	371	377	340	748	686
Regulatory assessments and related fees	301	292	196	593	533
Other operating expenses	2,075	2,175	2,123	4,250	4,022
Total non-interest expense	11,103	10,518	9,957	21,621	19,772

Income before benefit for income taxes	528	526	516	1,054	1,230

Benefit for income taxes	(5)	(2)	(21)	(7)	(62)

Net income	$533	$528	$537	$1,061	$1,292

Net Income per Common Share
Basic	$0.01	$0.01	$0.02	$0.03	$0.04
Diluted	$0.01	$0.01	$0.02	$0.03	$0.04

Average Common Shares Outstanding
Basic	37,816	37,816	35,157	37,816	30,590
Diluted	38,049	38,047	35,609	38,048	30,932

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2015			March 31, 2015			June 30, 2014

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$125,839	$86	0.27%	$130,418	$77	0.24%	$82,915	$50	0.24%
Securities	265,268	1,617	2.44%	254,741	1,674	2.63%	207,545	1,315	2.53%
Loans receivable	812,155	9,339	4.61%	783,379	9,145	4.73%	706,632	8,356	4.74%
Total interest-earning assets	1,203,262	11,042	3.68%	1,168,538	10,896	3.78%	997,092	9,721	3.91%

Other assets	67,724			61,974			48,652

Total assets	$1,270,986			$1,230,512			$1,045,744

Interest-bearing liabilities:

Demand non interest-bearing	$229,468			$226,708			$177,363
Demand interest-bearing	333,075	341	0.41%	295,630	290	0.40%	232,682	225	0.39%
Money market & savings	491,644	501	0.41%	489,779	553	0.46%	427,589	467	0.44%
Time deposits	73,497	170	0.93%	75,485	175	0.94%	78,259	178	0.91%
Total deposits	1,127,684	1,012	0.36%	1,087,602	1,018	0.38%	915,893	870	0.38%

Total interest-bearing deposits	898,216	1,012	0.45%	860,894	1,018	0.48%	738,530	870	0.47%

Other borrowings	22,476	278	4.96%	22,516	276	4.97%	22,476	277	4.94%

Total interest-bearing liabilities	920,692	1,290	0.56%	883,410	1,294	0.59%	761,006	1,147	0.60%
Total deposits and
other borrowings	1,150,160	1,290	0.45%	1,110,118	1,294	0.47%	938,369	1,147	0.49%

Non interest-bearing liabilities	7,123			7,094			6,741
Shareholders' equity	113,703			113,300			100,634
Total liabilities and
shareholders' equity	$1,270,986			$1,230,512			$1,045,744

Net interest income		$9,752			$9,602			$8,574
Net interest spread			3.12%			3.19%			3.31%

Net interest margin			3.25%			3.33%			3.45%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2015			June 30, 2014

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$128,116	$163	0.26%	$50,552	$62	0.25%
Securities	260,034	3,291	2.53%	207,793	2,678	2.58%
Loans receivable	797,846	18,484	4.67%	696,805	16,723	4.84%
Total interest-earning assets	1,185,996	21,938	3.73%	955,150	19,463	4.11%

Other assets	64,865			45,818

Total assets	$1,250,861			$1,000,968

Interest-bearing liabilities:

Demand non interest-bearing	$228,096			$173,552
Demand interest-bearing	314,455	631	0.40%	223,383	416	0.38%
Money market & savings	490,717	1,054	0.43%	414,308	883	0.43%
Time deposits	74,486	345	0.93%	77,865	351	0.91%
Total deposits	1,107,754	2,030	0.37%	889,108	1,650	0.37%

Total interest-bearing deposits	879,658	2,030	0.47%	715,556	1,650	0.47%

Other borrowings	22,496	554	4.97%	22,476	553	4.96%

Total interest-bearing liabilities	902,154	2,584	0.58%	738,032	2,203	0.60%
Total deposits and
other borrowings	1,130,250	2,584	0.46%	911,584	2,203	0.49%

Non interest-bearing liabilities	7,184			6,838
Shareholders' equity	113,427			82,546
Total liabilities and
shareholders' equity	$1,250,861			$1,000,968

Net interest income		$19,354			$17,260
Net interest spread			3.15%			3.51%

Net interest margin			3.29%			3.64%

Note: The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
	June 30,	March 31,	June 30,	Dec 31	June 30,	June 30,
(dollars in thousands)	2015	2015	2014	2014	2015	2014

Balance at beginning of period	$10,944	$11,536	$11,950	$12,263	$11,536	$12,263

Provision charged to operating expense	-	-	300	900	-	300
	10,944	11,536	12,250	13,163	11,536	12,563

Recoveries on loans charged-off:
Commercial	1	54	-	385	55	-
Consumer	1	31	1	-	32	1
Total recoveries	2	85	1	385	87	1

Loans charged-off:
Commercial	(2,548)	(677)	(188)	(2,002)	(3,225)	(491)
Consumer	-	-	-	(10)	-	(10)

Total charged-off	(2,548)	(677)	(188)	(2,012)	(3,225)	(501)

Net charge-offs	(2,546)	(592)	(187)	(1,627)	(3,138)	(500)

Balance at end of period	$8,398	$10,944	$12,063	$11,536	$8,398	$12,063

Net charge-offs as a percentage of
average loans outstanding	1.26%	0.31%	0.11%	0.22%	0.79%	0.14%

Allowance for loan losses as a percentage
of period-end loans	1.02%	1.39%	1.68%	1.48%	1.02%	1.68%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2015	2015	2014	2014	2014

Non-accrual loans:
Commercial real estate	$15,559	$19,530	$21,011	$22,607	$23,750
Consumer and other	418	426	429	437	446
Total non-accrual loans	15,977	19,956	21,440	23,044	24,196

Loans past due 90 days or more
and still accruing	256	5,013	-	131	2,722

Total non-performing loans	16,233	24,969	21,440	23,175	26,918

Other real estate owned	13,162	3,827	3,715	3,775	3,637

Total non-performing assets	$29,395	$28,796	$25,155	$26,950	$30,555

Non-performing loans to total loans	1.97%	3.17%	2.74%	3.08%	3.74%

Non-performing assets to total assets	2.31%	2.28%	2.07%	2.38%	2.87%

Non-performing loan coverage	51.73%	43.83%	53.81%	52.71%	44.81%

Allowance for loan losses as a percentage
of total period-end loans	1.02%	1.39%	1.48%	1.62%	1.68%

Non-performing assets / capital plus
allowance for loan losses	24.13%	23.07%	20.23%	21.77%	24.74%